Exhibit 10.32

PRIVATE INSTRUMENT OF THE CONTRACT OF COMMERCIALPROPERTY SUBLEASE AND OTHER COVENANTS

By this private instrument and in accordance with the facts and the law, the parties identified below appear as follows:

VIA VAREJO S.A., acquiring company of NOVA CASA BAHIA S/A, under the Minute of the Special Meeting held on January 02, 2013, duly registered before the Commercial Registry of São Paulo State (JUCESP) under no. 33.307/13-1, a limited liability company with headoffice in the city and judicial district of São Caetano do Sul, at Rua João Pessoa, no. 83, Bairro Centro [Neighborhood], CEP [ZIP CODE]: 09520-010, enrolled in the Corporate Taxpayer´s Registration of the Ministry of Finance (CNPJ/MF) under no. 33.041.260/0652-90, herein represented under its articles of incorporation and hereafter simply referred to as SUBLANDLORD;

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A, enrolled at the CNPJ under no. 09.358.108/0001-25, located at Rua Gomes de Carvalho, No. 1609 — andar 7º [7th floor] - Vila Olímpia, São Paulo, CEP [ZIP CODE] 04.547-006, hereafter simply referred to as SUBTENANT;

And finally, CASA BAHIA COMERCIAL LTDA., with head office at the city of São Caetano do Sul, São Paulo State, at Av. Conde Francisco Matarazzo, no. 100, enrolled at the CNPJ/MF under no. 59.291.534/0001-67, as the property Landlord, herein represented by its undersigned legal representative for the purposes of the article 13 of Law 8245/91, hereafter simply referred to as CONSENTING PARTY, and it agrees with all the terms of this sublease contract.

In witness whereof, the parties agree as follows:

CLAUSE ONE: OWNERSHIP — The SUBLANDLORD states it is the lawful owner of the use and possession rights of the partially subleased property, arising out of the Commercial Lease Contract executed on 06/30/2010, not recorded and agreed with the CONSENTING PARTY, whose effectiveness begun in the date above mentioned and end set forth on 06/29/2020, renewable for an additional period of 10 (ten) years, considering that the referred original instrument is an integral and inseparable part hereof, and it declares it is conform its lease obligations up to this date and the SUBLANDLORD partially transfer the rights and obligations to the SUBTENANT, free of any charge and overdue obligations related to tax and performances of any type or nature that are bound to the property or in the SUBLANDLORD´s behalf.

CLAUSE TWO: SUBJECT MATTER — This instrument aims at the sublease contract of a part of the property located at Rodovia BA 535, KM 11.5, PARTE, Via Parafuso, Bairro Área Industrial Sul [Neighborhood], Camaçari, BA., with almost 8,000.00m2 (eight thousand square meters), better detailed in the sketch of the situation plan attached, which is executed between the parties.

SOLE PARAGRAPH: PROPERTY USE - The subleased space is intended to business purposes of the SUBTENANT, in its field of operation and under its articles of organization, and the operations change without the SUBLANDLORD´s express consent is forbidden.

CLAUSE THREE: PERIOD — The contracted sublease period is 48 (forty-eight) months, with beginning on July 01, 2013 and ending on June 30, 2017, where this contract will be automatically terminated regardless of notice or notification to the SUBTENANT, which is subjected to leave the subleased space.

PARAGRAPH ONE: ANTICIPATED PROPERTY RETURN — In the event of the SUBTENANT considers the impossibility of continuing its operations, it shall, with thirty days advance notice, notify the SUBLANDLORD by written of its intention of leaving the subleased space.

PARAGRAPH TWO:  EXTENSION — Notwithstanding the end of the contract period, while the SUBTENANT remains in the space it will pay the monthly rent, which is adjusted for inflation and other lease charges up to the full vacation.

CLAUSE FOUR: RENT — The monthly rent is 63,494.00 BRL (sixty-three thousand, four hundred and ninety-four reais), which will be readjusted in a yearly-basis or in the lower periodicity permitted by the law, by the accumulated index of IPCA/IBGE [Extended National Consumer Price Index/Brazilian Institute of Geography and Statistics] or, in the case of lack of this index, by the CPI/FIPE [Institute Foundation of Economic Researches] or also in the case this index ceases to exist, by other index denominated by the government that actually reflects the inflation occurred in the period, and all will be performed regardless of notice or notification.

CLAUSE FIVE: RENT PAYMENT — The rent adjusted herein will be directly paid by the SUBTENANT to the SUBLANDLORD, or where it defines, up to the 1st (first) day of the following month related to the payment due, through a bank slip sent to the SUBTENANT´s address or by otherwise expressly and mutually agreed.

SOLE PARAGRAPH: LATE PAYMENT AND ITS RESULTS -  The rent payment performed out of the agreed periods, will result in an supplementary collection of the fine of 02% (two per cent) plus adjustment for inflation calculated by IGP-M/FGV [General Market Price Index/ Getúlio Vargas Foundation], interest of 1% (one per cent) by month or month fraction and adjustment for inflation according to the relevant legislation, based on IGP-M, which is determined and disclosed by Fundação Getúlio Vargas [Getúliio Vargas Foundation], occurred between the prior month to the overdue rent and the prior month to the actual payment.

CLAUSE SIX: POSSESSION - The SUBTENANT herein takes possession of the space and, at its expense and risk, is already allowed to adapt it according to the needs of its business field. All and any renovation or construction intended by the SUBTENANT is subjected to the express SUBLANDLORD´s and CONSENTING PARTY´s authorization.

SOLE PARAGRAPH: TAX COMPLIANCE- The SUBTENANT states it is aware on the public ordinances of Camaçari/BA city, as well as it undertakes to obtain its permits and operation licenses, as well as to comply with all the necessary requirements and, in any event, it shall not suspend the rent payment due to not having the proper licenses, except if its requirements and non-compliance result from a fault arising out of SUBLANDLORS´s lack of documentation.

CLAUSE SEVEN: FIRE INSURANCE: The SUBTENANT is subjected to have a fire, liability and rent insurance for the subleased space in any suitable insurer of its choice, for the value equivalent to the evaluation timely performed, supported by the evaluation criteria issued by SUSEP and required to its rebuilding. In the case of claim, the SUBTENTANT undertakes to reimburse the value received of the insurer for the property restoration to the SUBLANDLORD.

SOLE PARAGRAPH: From the effective possession of the property, the SUBTENANT is liable for the energy, water, sewage and IPTU [Municipal Real Estate Tax] expenses, which will be prorated between the parties proportionally to the leased area in respect to the IPTU, and the energy, water and sewage expenses will be calculated and prorated according to the measurements timely performed by the parties and other expenses effectively incurred.

CLAUSE EIGHT: RESTORATIONS AND ADAPTATIONS-  It is expressly agreed that all the restorations or even constructions to be included in the property, will be subjected to the express SUBLANDLORD´s and CONSENTING PARTY´s authorization, which will inspect the projects performed by the SUBTENANT or performed by who it assigns within 15 (fifteen) days from the original or complementary projects receiving, considering that after the lapse of the period mentioned without the express SUBLANDLORD´s or CONSENTING PARTY´s statement, it will be tacitly considered their agreement, however, it shall be required the approval obligation of the competent public bodies and it will be totally included in the subleased space, which will be transferred to the CONSENTING PARTY´s legitimate ownership immediately to its performance, without any right by the SUBTENANT related to withholding or compensation of any type, except the removable parts that may be removed from the vacation, provided its acquisition is evidenced.

SOLE PARAGRAPH: PROPERTY MAINTENANCE — Except the works or repairs required to the subleased space security, of which the SUBLANDLORD is fully liable, the SUBTENANT undertakes for the others works or repairs and it shall maintain the subleased space and its belongings in perfect conditions of operation, conservation and cleaning, under the inspection report attached hereto.

CLAUSE NINE: SUBLEASE PROHIBITION — The SUBTENANT shall not sublease, grant or borrow the space in the subleased property, whether in whole or in part, and also it may not transfer this contract without the express and written authorization of the SUBLANDLORD and of the CONSENTING PARTY, under penalty of termination of this instrument, not considering as sublease the borrow, grant or transfer of this contract, the full or partial use of the leased space by a company associated with the SUBTENANT, or for the companies of its Economic Group and service providers and/or partners, and in all the events, the SUBTENTANT shall remain as the sole liable for the obligations performance hereof.

PARAGRAPH ONE: The SUBTENANT is authorized, free of taxes, fine or charge, to grant, sublease or transfer the lease contract, whether in whole or in part, provided it is done to companies of the same economic group of which the SUBTENANT or its partners have a partnership or are part of it.

PARAGRAPH TWO: The SUBTENANT, through third parties acting as subtenants, may exploit any other commercial activities related to the ones already regularly exploited by the SUBTENANT, and that does not change the purpose of the PRIVATE INSTRUMENT OF THE CONTRACT OF COMMERCIAL PROPERTY SUBLEASE AND OTHER COVENANTS and the SUBTENANT´s standard, without the result of any rent increase and charges to it.

PARAGRAPH THREE — This sublease does not bind the SUBLANDLORD and/or CONSENTING PARTY and the subtenant, and the SUBTENANT remains liable for all the obligations contractually assumed.

PARAGRAPH FOUR — Finally, in the event of termination of the lease contract by any reason, the sublease related in the previous item will automatically terminate by operation of law, and in such event, the SUBTENANT undertakes to expressly include this information in the sublease contract that may be executed.

CLAUSE TEN: MISCCELANEOUS — The contracting parties undertake to comply with all the terms of this contract, and the breach of any clauses will result in the fine equivalent to 01 (ONE) RENT proportionally effective to the breach period.

PARAGRAPH ONE: POSSIBLE EXPROPRIATION — In the situation of expropriation of the subleased property, the SUBLANDLORD and the CONSENTING PARTY shall be totally released from all the clauses hereof, except the SUBTENANT´s right of compensation from the Expropriation Power it may be entitled to.

PARAGRAPH TWO: PROPERTY INSPECTION — The SUBLANDLORD and the CONSENTING PARTY may inspect the subleased space all the time they deem appropriate,

provided the inspection is performed in the business time defined by the SUBTENANT´s establishment.

PARAGRAPH THREE: LEASE- The SUBTENANT is aware on the effective period of the main lease, considering that, in the case of termination of the main ex locato relationship without the SUBLANDLORD´s fault or intention, this sublease is automatically resolved without any right to any compensation by the parties.

CLAUSE ELEVEN: SPACE RETURN — The vacation of the subleased space shall always be preceded by an express communication to the SUBLANDLORD, within 30 (thirty) days of advance. In this monthly period, the parties shall perform a strict inspection to be aware of the buildings and its facilities conditions. Even if the SUBTENANT returns the possession of the assets during the month, it will be liable for the payment of all the values of the rent and charges.

SOLE PARAGRAPH: KEYS DELIVERY — In the keys return, the time required for the repair of possible damages assigned to the SUBTENANT, as well as for the restoration of any property and/or facility in a good condition, even if performed after the keys delivery, will be registered as the sublease period, and the SUBTENANT shall pay the rents and charges that incur over this period, without prejudice to the fine set forth herein.

CLAUSE TWELVE: NOTIFICATIONS — For the purposes and effects of the provisions of the article 58, item IV of Law no. 8245/91, it is expressly authorized that the notice, the judicial/extrajudicial notification or summon of the SUBLANDLORD, SUBTENANT or of any part related to this agreement, may be performed by mail with receipt notice, telegram or facsimile.

SOLE PARAGRAPH: COMMUNICATIONS — All and any communication between the parties will be sent to the respective addresses informed herein. So, a possible address change shall be immediately informed to the interested parties, under penalty of valid and effective maintenance of the previously provided information.

CLAUSE THIRTEEN: FORBEARANCE — The forbearance by any of the parties as the delay or omission of the other party on the performance of the obligations agreed herein or the non-imposition of the fines in a timely period, will not result in the cancellation of the penalties or of the powers granted, and this imposition or performance may be done at any time, if the causes remain.

CLAUSE FOURTEEN: CONTRACT PERFORMANCE — All the information due to this contract and that does not comprise the executive process, shall be required through the competent action, and the guilty party will be liable for the prejudice and other sanctions provided herein, as well as for the court costs and attorney´s fees at the ratio of 20% (twenty per cent) on the debit total value.

SOLE PARAGRAPH: PROPERTY ABANDONMENT — Notwithstanding the filing of any judicial claim, the SUBLANDLORD may repossess the space in the property, if the breaching SUBTENANT abandons the properties.

CLAUSE FIFTEEN: JURISDICTION — The parties expressly chose the jurisdiction of the Judicial District of São Caetano do Sul, São Paulo State, as the authority to settle possible doubts or disputes arising out hereof, dismissing any other, whatever privileged.

In witness whereof, the parties, after reading and found it to be in order, declare they are totally aware on the obligations agreed herein, as well as the observance of all the provisions, whether by itself or by its heirs and successors at any title and, in order to reach the purposes aimed, they execute this contract in 04 (four) counterparts of equal content in the presence of the witnesses listed herein.

São Caetano do Sul/SP, June 07, 2013
SUBLANDLORD:

VIA VAREJO S/A.

/s/ Jorge Herzog
Name: Jorge Herzog
Title: Vice President

/s/ Vitor Fagá
Name: Vitor Fagá
Title: Chief Financial Officer

SUBTENANT:

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A

/s/ Oderi Gerin Leite
Name: Oderi Gerin Leite
Title: Operations Director

/s/ Fernando Tracanella
Name: Fernando Tracanella
Title: Chief Financial Officer

CONSENTING PARTY:

CASA BAHIA COMERCIAL LTDA.

/s/ Michel Klein
Name: Michel Klein
Title: Michel Klein

WITNESSES:

1.	Evandro Barbosa Lima
Name: Evandro Barbosa Lima

2.	Omar Pereira Magalhães
Name: Omar Pereira Magalhães

Attachment list:

Attachment I — Property and items sketch

Attachment II — Inspection report

The document contains the notary certification of the signatures of Jorge Fernando Herzog, Oderi Gerin Leite and Fernando Queiroz Tracanella. The document also bears the Authentication Seals of the Notary College of Brazil.

The document also contains the stamps of Legal Department of Via Varejo S/A.